Exhibit 24

                               POWER OF ATTORNEY



           KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or a director of MEM Company, Inc. (the "Corporation"), does hereby constitute and appoint GAY A. MAYER, MICHAEL G. KAZIMIR, JR., and ROBERT O. HURRY, and any of them, his true and lawful attorneys or attorney and agents or agent with full power of authority on his behalf to sign his name in such capacity to the Annual Report on Form 10-K for the year ended December 31, 1994, and any and all amendments thereto, to be filed with the Securities and Exchange Commission and does hereby ratify and confirm all the said attorneys or attorney and agents or agent may do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned has subscribed these presents this 28th day of February, 1995.



/S/Paul Hallingby, Jr.           /S/  Gay A. Mayer
   -------------------------       -----------------------
   Paul Hallingby, Jr.                Gay A. Mayer


/S/ Derek B. Van Dusen           /S/Laurette M. Beach
   -------------------------       -----------------------
    Derek B. Van Dusen              Laurette M. Beach


/S/ Michael G. Kazimir, Jr.     /S/Robert E. Mulcahy III
   -------------------------       -----------------------
    Michael G. Kazimir, Jr.        Robert E. Mulcahy III



    Elizabeth C. Mayer